                                                                    EXHIBIT 23.8

               [GILBERT LAUSTSEN JUNG ASSOCIATES LTD. LETTERHEAD]

                CONSENT OF INDEPENDENT ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference of our reports entitled:

        -- Chauvco Resources Ltd. (Tidal Properties), Reserve Determination and Economic Analysis, effective January 1, 1997, dated February 14, 1997.

        -- Chauvco Resources (Gabon) S.A., Remboue Field, Reserve Determination and Economic Analysis, effective December 31, 1996, dated February 14, 1997.

        -- Chauvco Resources (Gabon) S.A., Remboue Field, Reserve Determination and Economic Analysis, effective August 1, 1997, dated August 19, 1997.

        -- Chauvco Resources (Argentina) S.A., Reserve Determination and Economic Analysis, effective December 31, 1996, dated January 21, 1997.

and to all references to our firm included in or made a part of this Registration Statement on Form S-3 of Pioneer Natural Resources Company.

                                        Yours very truly,

                                        GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                                        per: /s/ Wayne W. Chow
                                            ------------------------------------
                                             Wayne W. Chow, P.Eng.
                                             Vice President

Calgary, Alberta
Dated:  February 23, 1998